IRON MOUNTAIN®

FOR IMMEDIATE RELEASE

Iron Mountain Reports Third Quarter 2025 Results

• Achieves record quarterly revenue of $1.8 billion, an increase of 12.6% on a reported basis and an increase of 11.8% excluding the effects of foreign exchange

• Growth businesses of data center, digital, and asset lifecycle management (ALM) collectively grew more than 30% year over year

• Net Income of $86 million

• Delivers record quarterly Adjusted EBITDA of $660 million

• Generates record quarterly AFFO of $393 million, or $1.32 per share

• Reiterates full year 2025 financial guidance, with fourth quarter 2025 Revenue and Adjusted EBITDA each expected to increase approximately 14% on a reported basis and 12% excluding the effects of foreign exchange

• Increases quarterly dividend per share by 10% based on continued strong growth in AFFO

PORTSMOUTH, N.H. – November 5, 2025 – Iron Mountain Incorporated (NYSE: IRM), a global leader in information management services, announces financial results for the third quarter of 2025.

"We are pleased to report another quarter of very strong performance in the third quarter, achieving all-time record Revenue, Adjusted EBITDA, and AFFO with strength across all of our key metrics. Our continued success is the result of our team's consistent execution of our growth strategy and unwavering focus on meeting our customers' needs with innovative solutions," said William L. Meaney, President and CEO of Iron Mountain. "We have clear business momentum and are committed to sustaining industry-leading revenue and earnings growth for the foreseeable future. Our foundation of established relationships and trust with over 240,000 customers, comprehensive solutions offering, reputation for security, and global footprint, along with the strength in our growth businesses and physical records storage business position us to deliver on this commitment. Based on our strong 2025 performance and continued growth outlook, we are pleased to increase the dividend by 10%."

Financial Performance Highlights for the Third Quarter of 2025

($ in millions, except per share data)

	Three Months Ended		Y/Y % Change		Year to Date		Y/Y % Change	
	9/30/25	9/30/24	Reported $	Constant Fx	9/30/25	9/30/24	Reported $	Constant Fx
Storage Rental Revenue	$1,033	$936	10%	10%	$2,991	$2,740	9%	9%
Service Revenue	$721	$622	16%	15%	$2,067	$1,828	13%	13%
Total Revenues	**$1,754**	**$1,557**	**13%**	**12%**	**$5,059**	**$4,569**	**11%**	**11%**
Net Income (Loss)	$86	$(34)	n/a		$59	$78	(24)%	
Reported EPS	$0.28	$(0.11)	n/a		$0.19	$0.26	(27)%	
Adjusted EPS	$0.54	$0.44	23%		$1.48	$1.28	16%	
Adjusted EBITDA	$660	$568	16%	16%	$1,869	$1,631	15%	15%
Adjusted EBITDA Margin	*37.6%*	*36.5%*	*110 bps*		*36.9%*	*35.7%*	*120 bps*	
AFFO	$393	$332	18%		$1,111	$977	14%	
AFFO per share	$1.32	$1.13	17%		$3.73	$3.30	13%	

1

- Total reported revenues for the third quarter were $1.8 billion, compared with $1.6 billion in the third quarter of 2024, an increase of 12.6%. Excluding the impact of foreign currency exchange ("Fx"), total reported revenues increased 11.8% compared to the prior year, driven by a 9.5% increase in storage rental revenue and a 15.3% increase in service revenue. Year to date, total reported revenues increased 10.7%, or 10.8% excluding the impact of Fx.
- Net Income (Loss) for the third quarter was $86.2 million, compared with $(33.7) million in the third quarter of 2024, driven by increased Operating Income and lower Other Expense (Income), Net resulting primarily from changes in exchange rates on our intercompany balances. Year to date, Net Income was $59.1 million, compared with $78.0 million in 2024.
- Adjusted EBITDA for the third quarter was $660.4 million, compared with $568.1 million in the third quarter of 2024, an increase of 16.2%. On a constant currency basis, Adjusted EBITDA increased by 15.6% in the third quarter, compared to the third quarter of 2024, driven by increased revenue and Adjusted EBITDA in our Global RIM, Data Center and ALM businesses and improved operating leverage coming from our continued improvement activities. Year to date, Adjusted EBITDA increased 14.5%, or 14.8% excluding the impact of Fx.
- FFO (Normalized) per share was $0.93 for the third quarter, compared with $0.79 in the third quarter of 2024, an increase of 17.7%. Year to date, FFO (Normalized) per share was $2.59, compared with $2.31 in 2024, or an increase of 12.1%.
- AFFO was $393.3 million for the third quarter, compared with $332.0 million in the third quarter of 2024, an increase of 18.5% driven by improved Adjusted EBITDA. Year to date, AFFO was $1,111.5 million compared with $976.6 million, or an increase of 13.8%.
- AFFO per share was $1.32 for the third quarter, compared with $1.13 in the third quarter of 2024, an increase of 16.8%. Year to date, AFFO per share was $3.73, compared to $3.30 in 2024, or an increase of 13.0%.

Dividend

On November 5, 2025, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.864 per share of common stock for the fourth quarter, representing an increase of 10%. The fourth quarter 2025 dividend is payable on January 6, 2026, to shareholders of record at the close of business on December 15, 2025.

Guidance

Iron Mountain's fourth quarter and full year 2025 guidance details are summarized in the table below.

2025 Guidance[(1)]				
($ in millions, except per share data)				
	Full Year 2025	**Approximate Y/Y % Change at Midpoint**	**Fourth Quarter 2025**	**Approximate Y/Y % Change**
Total Revenue	$6,790 - $6,940	~12%	~$1,800	~14%
Adjusted EBITDA	$2,520 - $2,570	~14%	~$690	~14%
AFFO	$1,505 - $1,530	~13%	~$415	~13%
AFFO Per Share	$5.04 - $5.13	~12%	~$1.39	~12%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

2

Q3 2025 Earnings Conference Call and Related Materials The conference call / webcast details, earnings presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain’s Investor Relations website. About Iron Mountain Iron Mountain Incorporated (NYSE: IRM) is trusted by more than 240,000 customers in 61 countries, including approximately 95% of the Fortune 1000, to help unlock value and intelligence from their assets through services that transcend the physical and digital worlds. Our broad range of solutions address their information management, digital transformation, information security, data center and asset lifecycle management needs. Our longstanding commitment to safety, security, sustainability and innovation in support of our customers underpins everything we do. To learn more about Iron Mountain, please visit www.IronMountain.com. Investor Relations Contacts: Mark Rupe Erika Crabtree SVP, Investor Relations Manager, Investor Relations Mark.Rupe@ironmountain.com Erika.Crabtree@ironmountain.com (215) 402-7013 (617) 535-2845 Media Contact: media@ironmountain.com 3

Forward Looking Statements We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “pursue”, “will”, “commits” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co- investment vehicles), incorporate alternative technologies (including artificial intelligence) into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space or services activity; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (iv) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this press release. Reconciliation of Non-GAAP Measures Throughout this press release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), (5) AFFO and (6) AFFO per share. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. 4

Condensed Consolidated Balance Sheets (Unaudited; dollars in thousands) 9/30/2025 12/31/2024 ASSETS Current Assets: Cash and Cash Equivalents $195,210 $155,716 Accounts Receivable, Net 1,371,367 1,291,379 Prepaid Expenses and Other 314,293 244,127 Total Current Assets $1,880,870 $1,691,222 Property, Plant and Equipment: Property, Plant and Equipment $13,975,948 $11,985,997 Less: Accumulated Depreciation (4,838,448) (4,354,398) Property, Plant and Equipment, Net $9,137,500 $7,631,599 Other Assets, Net: Goodwill $5,269,541 $5,083,817 Customer and Supplier Relationships and Other Intangible Assets 1,253,919 1,274,731 Operating Lease Right-of-Use Assets 2,455,450 2,489,893 Other 635,573 545,853 Total Other Assets, Net $9,614,483 $9,394,294 Total Assets $20,632,853 $18,717,115 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $699,320 $715,109 Accounts Payable 658,138 678,716 Accrued Expenses and Other Current Liabilities 1,151,107 1,366,568 Deferred Revenue 347,018 326,882 Total Current Liabilities $2,855,583 $3,087,275 Long-term Debt, Net of Current Portion 15,494,236 13,003,977 Long-term Operating Lease Liabilities, Net of Current Portion 2,283,504 2,334,826 Other Long-term Liabilities 389,106 312,199 Deferred Income Taxes 218,223 205,341 Redeemable Noncontrolling Interests 75,353 78,171 Total Long-term Liabilities $18,460,422 $15,934,514 Total Liabilities $21,316,005 $19,021,789 (Deficit) Equity Total (Deficit) Equity $(683,152) $(304,674) Total Liabilities and (Deficit) Equity $20,632,853 $18,717,115 5

Quarterly Condensed Consolidated Statements of Operations

(Unaudited; dollars in thousands, except per-share data)

	Q3 2025	Q2 2025	Q/Q % Change	Q3 2024	Y/Y % Change
Revenues:					
Storage Rental	$1,032,897	$1,009,989	2.3 %	$935,701	10.4 %
Service	721,196	701,959	2.7 %	621,657	16.0 %
Total Revenues	**$1,754,093**	**$1,711,948**	**2.5 %**	**$1,557,358**	**12.6 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$791,939	$754,837	4.9 %	$678,390	16.7 %
Selling, General and Administrative	335,248	390,456	(14.1)%	341,929	(2.0)%
Depreciation and Amortization	262,203	252,566	3.8 %	232,240	12.9 %
Acquisition and Integration Costs	5,402	4,815	12.2 %	11,262	(52.0)%
Restructuring and Other Transformation	47,346	50,340	(5.9)%	37,282	27.0 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net	3,366	(962)	n/a	5,091	(33.9)%
Total Operating Expenses	**$1,445,504**	**$1,452,052**	**(0.5)%**	**$1,306,194**	**10.7 %**
Operating Income (Loss)	**$308,589**	**$259,896**	**18.7 %**	**$251,164**	**22.9 %**
Interest Expense, Net	209,740	205,063	2.3 %	186,067	12.7 %
Other (Income) Expense, Net	(3,986)	81,877	(104.9)%	86,362	(104.6)%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$102,835**	**$(27,044)**	**n/a**	**$(21,265)**	**n/a**
Provision (Benefit) for Income Taxes	16,594	16,296	1.8 %	12,400	33.8 %
Net Income (Loss)	**$86,241**	**$(43,340)**	**n/a**	**$(33,665)**	**n/a**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	1,951	1,581	23.4 %	(45)	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$84,290**	**$(44,921)**	**n/a**	**$(33,620)**	**n/a**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.28	($0.15)	n/a	($0.11)	n/a
Diluted	$0.28	($0.15)	n/a	($0.11)	n/a
Weighted Average Common Shares Outstanding - Basic	295,771	295,364	0.1 %	293,603	0.7 %
Weighted Average Common Shares Outstanding - Diluted	297,981	295,364	0.9 %	293,603	1.5 %

6

Year to Date Condensed Consolidated Statements of Operations (Unaudited; dollars in thousands, except per-share data) YTD 2025 YTD 2024 % Change Revenues: Storage Rental $2,991,262 $2,740,289 9.2 % Service 2,067,308 1,828,341 13.1 % Total Revenues $5,058,570 $4,568,630 10.7 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $2,256,980 $2,007,616 12.4 % Selling, General and Administrative 1,055,441 1,006,232 4.9 % Depreciation and Amortization 746,923 666,296 12.1 % Acquisition and Integration Costs 16,040 28,573 (43.9) % Restructuring and Other Transformation 152,432 124,562 22.4 % Loss (Gain) on Disposal/Write-Down of PP&E, Net 7,975 8,270 (3.6) % Total Operating Expenses $4,235,791 $3,841,549 10.3 % Operating Income (Loss) $822,779 $727,081 13.2 % Interest Expense, Net 609,541 527,107 15.6 % Other Expense (Income), Net 106,379 79,665 33.5 % Net Income (Loss) Before Provision (Benefit) for Income Taxes $106,859 $120,309 (11.2) % Provision (Benefit) for Income Taxes 47,725 42,328 12.8 % Net Income (Loss) $59,134 $77,981 (24.2) % Less: Net Income (Loss) Attributable to Noncontrolling Interests 3,813 1,757 117.0 % Net Income (Loss) Attributable to Iron Mountain Incorporated $55,321 $76,224 (27.4) % Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated: Basic $0.19 $0.26 (26.9) % Diluted $0.19 $0.26 (26.9) % Weighted Average Common Shares Outstanding - Basic 295,214 293,229 0.7 % Weighted Average Common Shares Outstanding - Diluted 297,628 295,912 0.6% 7

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Dollars in thousands)

	Q3 2025	Q2 2025	Q/Q % Change	Q3 2024	Y/Y % Change
Net Income (Loss)	**$86,241**	**$(43,340)**	**n/a**	**$(33,665)**	**n/a**
Add / (Deduct):					
Interest Expense, Net	209,740	205,063	2.3 %	186,067	12.7 %
Provision (Benefit) for Income Taxes	16,594	16,296	1.8 %	12,400	33.8 %
Depreciation and Amortization	262,203	252,566	3.8 %	232,240	12.9 %
Acquisition and Integration Costs	5,402	4,815	12.2 %	11,262	(52.0)%
Restructuring and Other Transformation	47,346	50,340	(5.9)%	37,282	27.0 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	3,366	(962)	n/a	5,091	(33.9)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(5,329)	80,698	(106.6)%	85,532	(106.2)%
Stock-Based Compensation Expense	32,147	60,354	(46.7)%	29,563	8.7 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	2,669	2,558	4.3 %	2,341	14.0 %
Adjusted EBITDA	**$660,379**	**$628,388**	**5.1 %**	**$568,113**	**16.2 %**

Adjusted EBITDA

We define Adjusted EBITDA as Net Income (Loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (Gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other (Income) Expense, net; (v) Stock-based compensation expense; and (vi) Intangible impairments. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

8

Year to Date Reconciliation of Net Income (Loss) to Adjusted EBITDA (Dollars in thousands) YTD 2025 YTD 2024 % Change Net Income (Loss) $59,134 $77,981 (24.2) % Add / (Deduct): Interest Expense, Net 609,541 527,107 15.6 % Provision (Benefit) for Income Taxes 47,725 42,328 12.8 % Depreciation and Amortization 746,923 666,296 12.1 % Acquisition and Integration Costs 16,040 28,573 (43.9) % Restructuring and Other Transformation 152,432 124,562 22.4 % Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate) 7,975 8,270 (3.6) % Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 102,751 76,954 33.5 % Stock-Based Compensation Expense 118,595 73,491 61.4 % Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures 7,557 5,767 31.0 % Adjusted EBITDA $1,868,673 $1,631,329 14.5% 9

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q3 2025	Q2 2025	Q/Q % Change	Q3 2024	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.28**	**$(0.15)**	**n/a**	**$(0.11)**	**n/a**
Add / (Deduct):					
Acquisition and Integration Costs	0.02	0.02	—	0.04	(50.0)%
Restructuring and Other Transformation	0.16	0.17	(5.9)%	0.13	23.1 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	0.01	—	n/a	0.02	(50.0)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(0.02)	0.27	(107.4)%	0.29	(106.9)%
Stock-Based Compensation Expense	0.11	0.20	(45.0)%	0.10	10.0 %
Non-Cash Amortization Related to Derivative Instruments	0.01	0.01	—	0.01	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.04)	(0.04)	—	(0.04)	—
Income (Loss) Attributable to Noncontrolling Interests	0.01	0.01	—	—	n/a
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.54**	**$0.48**	**12.5 %**	**$0.44**	**22.7 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months ended September 30, 2025 and 2024 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarters ended September 30, 2025 and 2024 was 14.8% and 15.1% respectively, and quarter ended June 30, 2025 was 16.7%.

Adjusted Earnings Per Share, or Adjusted EPS

We define Adjusted EPS as reported earnings per share fully diluted from Net Income (Loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (Gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other (Income) Expense, net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Tax impact of reconciling items and discrete tax items; and (viii) Amortization related to the write-off of certain customer relationship intangible assets. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Figures may not foot due to rounding. The Tax Impact of reconciling items and discrete tax items is calculated using the current quarter's estimate of the annual structural tax rate. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

10

Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share YTD 2025 YTD 2024 % Change Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $0.19 $0.26 (26.9) % Add / (Deduct): Acquisition and Integration Costs 0.05 0.10 (50.0) % Restructuring and Other Transformation 0.51 0.42 21.4 % Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate) 0.03 0.03 — Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 0.35 0.26 34.6 % Stock-Based Compensation Expense 0.40 0.25 60.0 % Non-Cash Amortization Related to Derivative Instruments 0.04 0.04 — Tax Impact of Reconciling Items and Discrete Tax Items (1) (0.10) (0.08) 25.0 % Income (Loss) Attributable to Noncontrolling Interests 0.01 0.01 — Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $1.48 $1.28 15.6% (1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the nine months ended September 30, 2025 and 2024 is primarily due to (i) the reconciling items above, which impact our reported Net Income (Loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the year to date periods ending September 30, 2025 and 2024 was 14.8% and 15.1%, respectively. The Tax Impact of Reconciling Items and Discrete Tax Items was calculated using the current year to date's estimate of the annual structural tax rate. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the year to date adjustment. 11

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q3 2025	Q2 2025	Q/Q % Change	Q3 2024	Y/Y % Change
Net Income (Loss)	**$86,241**	**$(43,340)**	**n/a**	**$(33,665)**	**n/a**
Add / (Deduct):					
Real Estate Depreciation (1)	108,405	107,186	1.1 %	93,864	15.5 %
Loss (Gain) on Sale of Real Estate, Net of Tax	194	(4,981)	(103.9)%	531	(63.5)%
Data Center Lease-Based Intangible Assets Amortization (2)	1,858	1,683	10.4 %	5,604	(66.8)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	1,612	1,567	2.9 %	1,422	13.4 %
FFO (Nareit)	**$198,310**	**$62,115**	**n/a**	**$67,756**	**192.7 %**
Add / (Deduct):					
Acquisition and Integration Costs	5,402	4,815	12.2 %	11,262	(52.0)%
Restructuring and Other Transformation	47,346	50,340	(5.9)%	37,282	27.0 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	3,168	3,809	(16.8)%	4,554	(30.4)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(5,329)	80,698	(106.6)%	85,532	(106.2)%
Stock-Based Compensation Expense	32,147	60,354	(46.7)%	29,563	8.7 %
Non-Cash Amortization Related to Derivative Instruments	4,176	4,177	—	4,176	—
Real Estate Financing Lease Depreciation	3,276	3,426	(4.4)%	3,692	(11.3)%
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(11,547)	(11,671)	(1.1)%	(10,465)	10.3 %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(58)	(58)	—	(83)	(30.1)%
FFO (Normalized)	**$276,891**	**$258,005**	**7.3 %**	**$233,269**	**18.7 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.67	$0.21	n/a	$0.23	191.3 %
FFO (Normalized)	$0.93	$0.87	6.9 %	$0.79	17.7 %
Weighted Average Common Shares Outstanding - Basic	295,771	295,364	0.1 %	293,603	0.7 %
Weighted Average Common Shares Outstanding - Diluted	297,981	297,642	0.1 %	293,603	1.5 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building and leasehold improvements, data center infrastructure and racking structures), excluding depreciation related to real estate financing leases.

(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.

(3) Represents the tax impact of (i) the reconciling items above, which impact our reported Net Income (Loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)

Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles ("FFO (Nareit)"). We calculate our FFO measure, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss).

We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other (Income) Expense net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; (viii) Tax impact of reconciling items and discrete tax items; (ix) Intangible impairments; and (x) (Income) loss from discontinued operations, net of tax.

FFO (Normalized) per share

FFO (Normalized) divided by weighted average fully-diluted shares outstanding.

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Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (continued)

(Dollars in thousands, except per-share data)

	Q3 2025	Q2 2025	Q/Q % Change	Q3 2024	Y/Y % Change
FFO (Normalized)	**$276,891**	**$258,005**	**7.3 %**	**$233,269**	**18.7 %**
Add / (Deduct):					
Non-Real Estate Depreciation	77,774	69,960	11.2 %	66,787	16.5 %
Amortization Expense (1)	70,890	70,311	0.8 %	62,293	13.8 %
Amortization of Deferred Financing Costs	8,760	7,803	12.3 %	6,666	31.4 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,492	1,659	(10.1)%	1,321	12.9 %
Non-Cash Rent Expense (Income)	500	783	(36.1)%	4,984	(90.0)%
Reconciliation to Normalized Cash Taxes	(1,583)	(4,172)	(62.1)%	(2,166)	(26.9)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	196	189	3.7 %	183	7.1 %
Less:					
Recurring Capital Expenditures	41,604	34,794	19.6 %	41,337	0.6 %
AFFO	**$393,316**	**$369,744**	**6.4 %**	**$332,000**	**18.5 %**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	$1.32	$1.24	6.5 %	$1.13	16.8 %
Weighted Average Common Shares Outstanding - Basic	295,771	295,364	0.1 %	293,603	0.7 %
Weighted Average Common Shares Outstanding - Diluted	297,981	297,642	0.1 %	293,603	1.5 %

(1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles.

Adjusted Funds From Operations, or AFFO

We define adjusted funds from operations ("AFFO") as FFO (Normalized) (1) excluding (i) Non-cash rent expense (income), (ii) Depreciation on non-real estate assets, (iii) Amortization expense associated with customer and supplier relationship value, intake costs, acquisitions of customer and supplier relationships, capitalized commissions and other intangibles, (iv) Amortization of deferred financing costs and debt discount/premium, (v) Revenue reduction associated with amortization of customer inducements and above- and below-market data center leases and (vi) The impact of reconciling to normalized cash taxes and (2) including Recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, Net Income (Loss) or cash flows from operating activities (as determined in accordance with GAAP).

AFFO per share

AFFO divided by weighted average fully-diluted shares outstanding.

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Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO (Dollars in thousands, except per-share data) YTD 2025 YTD 2024 % Change Net Income (Loss) $59,134 $77,981 (24.2) % Add / (Deduct): Real Estate Depreciation (1) 309,738 275,208 12.5% (Gain) Loss on Sale of Real Estate, Net of Tax (4,475) (84) n/a Data Center Lease-Based Intangible Assets Amortization (2) 5,560 16,751 (66.8) % Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures 4,675 2,975 57.1 % FFO (Nareit) $374,632 $372,831 0.5 % Add / (Deduct): Acquisition and Integration Costs 16,040 28,573 (43.9) % Restructuring and Other Transformation 152,432 124,562 22.4 % Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate) 12,269 8,583 42.9 % Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 102,751 76,954 33.5 % Stock-Based Compensation Expense 118,595 73,491 61.4 % Non-Cash Amortization Related to Derivative Instruments 12,529 12,529 — Real Estate Financing Lease Depreciation 9,850 9,914 (0.6) % Tax Impact of Reconciling Items and Discrete Tax Items (3) (28,719) (24,992) 14.9 % Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures (241) (92) 162.0 % FFO (Normalized) $770,138 $682,353 12.9 % Per Share Amounts (Fully Diluted Shares): FFO (Nareit) $1.26 $1.26 — FFO (Normalized) $2.59 $2.31 12.1 % Weighted Average Common Shares Outstanding - Basic 295,214 293,229 0.7 % Weighted Average Common Shares Outstanding - Diluted 297,628 295,912 0.6% (1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building and leasehold improvements, data center infrastructure and racking structures), excluding depreciation related to real estate financing leases. (2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets. (3) Represents the tax impact of (i) the reconciling items above, which impact our reported Net Income (Loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items. 14

Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO (continued) (Dollars in thousands, except per-share data) YTD 2025 YTD 2024 % Change FFO (Normalized) $770,138 $682,353 12.9 % Add / (Deduct): Non-Real Estate Depreciation 212,880 181,783 17.1 % Amortization Expense (1) 208,895 182,640 14.4 % Amortization of Deferred Financing Costs 24,419 18,909 29.1 % Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases 4,468 4,118 8.5 % Non-Cash Rent Expense (Income) 4,508 14,301 (68.5) % Reconciliation to Normalized Cash Taxes (9,928) (1,045) n/a Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures 561 545 2.9 % Less: Recurring Capital Expenditures 104,481 107,050 (2.4) % AFFO $1,111,460 $976,554 13.8 % Per Share Amounts (Fully Diluted Shares): AFFO Per Share $3.73 $3.30 13.0 % Weighted Average Common Shares Outstanding - Basic 295,214 293,229 0.7 % Weighted Average Common Shares Outstanding - Diluted 297,628 295,912 0.6% (1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles. 15